SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 12, 2003
(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	file number)	identification no.)
4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:	(408) 235-5500

Item 9. Regulation FD Disclosure.
Item 7. Exhibits.
SIGNATURES
INDEX OF EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 9. Regulation FD Disclosure.

     On May 12, 2003, Terayon Communication Systems, Inc. (Company) issued a press release announcing the addition of new network interfaces to its DM CherryPicker line of products.

     On May 12, 2003, the Company issued a press release announcing the demonstration of the redundancy feature of its BW 32500 cable modem termination system at the Cable-Tec Expo.

Item 7. Exhibits.

99.1	Press Release, dated as of May 12, 2003, entitled Terayon Advances Network CherryPicker Line With New Network Interfaces.
99.2	Press Release, dated as of May 12, 2003, entitled Terayon Demonstrates Industry’s First CMTS to Support Full DOCSIS 2.0 Redundancy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

By:	/s/ Arthur T. Taylor

Arthur T. Taylor
Chief Financial Officer

Date: May 15, 2003

INDEX OF EXHIBITS

99.1	Press Release, dated as of May 12, 2003, entitled Terayon Advances Network CherryPicker Line With New Network Interfaces.
99.2	Press Release, dated as of May 12, 2003, entitled Terayon Demonstrates Industry’s First CMTS to Support Full DOCSIS 2.0 Redundancy